EXHIBIT 10.8

TRANSLATED FORM OF NON-DISCLOSURE AGREEMENT

Non-Disclosure Agreement

This Agreement is entered into by and between  (“Party A”) and Bo Hai Wen Technology (Shenzhen) Co., Ltd.(“Party B”).

Considering during the course of its employment in Party B, Party A may be disclosed with certain Technical Secrets and Trade Secrets (“Confidential Information”) that Party B deems confidential and proprietary, both parties agree as following:

1.     During its employment in Party B, Party A’s all inventions which are developed based on Party B’s technical conditions and business information, the property rights of these inventions shall belong to Party B, including but not limited to, computer software and other know-how. Party B has the right to freely use these inventions for production and operation purpose or to transfer to a third-party. Party A should provide all necessary information and take necessary actions, including but not limited to, registration application and registration, to assist Party B to obtain and execute related property right. The spiritual rights, such as invention right and signature right (except for those required to be signed by Party B), of the above-mentioned inventions shall belong to Party A. Party B shall respect these spiritual rights of Party A and assist Party A to execute them.

2.     Regarding all inventions related to Party B’s business developed by Party A during its employment in Party B, if Party A alleges to be entitled to the property rights of these inventions, Party A shall state clearly to Party B its intention. After Party B certifies that these inventions are not “work(s) made for hire”, Party A is entitled to the property rights. Party B shall not use these inventions for production and operation purpose or to transfer to a third-party prior to Party A’s authorization. If Party A does not allege to be entitled to the property rights of these inventions, which are assumed to be “work(s) made for hire”, Party B can use these inventions for production or operation purpose or to transfer to a third-party. Even though afterwards these inventions prove not to be “work(s) made for hire”, Party A can not require Party B to be obligated to any economic compensation.

3.     During its employment in Party B, Party A shall comply with all statutory or non-statutory non-disclosure regulations and rules of Party B, and perform the non-disclosure obligations related to its job and position. In case of anything unclear or not covered in Party B’s non-disclosure regulations and rules, Party A shall adopt all necessary and reasonable means to maintain the non-disclosure status of the Confidential Information.

4.     Except for those required during the performance of it job, Party A hereby agrees, prior to Party B’s consent, shall not disclose, inform, publicize, publish or transfer the Confidential Information to a third-party, including any other employees of Party B who is not expect to acquire the Confidential Information. If the person who in charge of Party A agrees Party B to disclose, it shall be deemed that Party B has agreed so, except for Party B express clearly beforehand that this person has no right to agree Party A to do so.

5.     Both parties agree, after resignation from Party B, Party A shall undertake the non-disclosure obligations the same level as during its employment in Party B, no matter for what reasons Party A resigns from Party B. The period Party A shall undertake the no-disclosure obligations after its resignation is 2 years from its resignation.

6.     Party A hereby agrees, during its employment in Party B, it shall not intentionally use any Confidential Information of any third-parties, or infringe the property rights of any third-parties. Any claims against Party B due to Party A’s infringe behaviors, Party A shall undertake all related expenses incurred by Party B, including but not limited to, attorney’s fee. If Party B is subject to any liquidated damages, it has the right to claim from Party A, the forgoing mentioned attorney’s fee and liquidated damages can be deducted from Party A’s salary.

7.     During its employment in Party B, if Party A infringes any third-party’s property right that is clearly instructed or inevitably in order to finish the jobs designated by Party B, and Party B is claimed by the third party, the attorney’s fee and liquidated damage shall be borne by Party B only. Any requirements made by or any jobs instructed by the person who in charge of Party A, it shall be deemed that Party B has made or instructed so, except for Party has expressed clearly beforehand that this person has no right to do so.

8.     Party A agrees, during its employment in Party B, prior to Party B’s consent, it shall not undertake any positions in any entities which are engaged in similar business or products and service with Party B, including but not limited to shareholder, partner, director, manager, staff, agent or consultant. Whether Party A shall be subject to the forgoing restrictions after its resignation will be concluded by both parties separately. If no separate agreement is concluded, Party B shall not implement such restrictions upon Party A.

9.     Any carriers of Confidential Information, including but not limited to, documents, diagrams, notes, reports, mails, facsimiles, tapes and instruments, shall belong to Party B, regardless these carriers have commercial value or not. If the carriers of the Confidential Information is prepared by Party A itself, it shall be deemed that Party A agrees to transfer the title of these carriers to Party B, and Party B shall compensate Party A reasonably when it returns these carriers.

10.   Party A shall, when its resignation or required by Party B, return all properties belong to Party B, including but not limited to, all carriers of Party B’s Confidential Information. However, if the carriers are prepared by Party A itself, and the Confidential Information can be deleted or copied from the carriers, Party B may copy the Confidential Information to its own carriers and delete it from the original carriers. In this case, Party A doesn’t have to return the carriers to Party B, accordingly Party B doesn’t have to compensate Party A.

11.  Technical Secretes in this Agreement shall mean, including but not limited to, technical solutions, engineering designs, circuit designs, production methods, formulas, technical procedures, technical data, computer software, database, research and development records, technical reports, testing reports, experimentation data, testing results, diagrams, samples, models, moulds, operation manuals, technical documents, and related correspondences. Trade Secrets in this Agreement shall mean, including but not limited to, customer lists, marketing plans, procurement information, pricing strategies, financial information and stock channels.

12.  Any disputes arising from the performance of or in connection with this Agreement shall be settled through friendly consultations between the parties. In case no settlement can be reached through consultations either party may file a suit in the court in Party B’s jurisdiction.

13.   In case Party A breaches any provisions of this Agreement, Party B has the right to claim reasonable liquidated damages from Party A, whatever the liquidated damages is paid or not, Party B has the right to terminate the employment relationship with Party A without prior notice to Party A. Any damages of Party B due to Party A’s violation of this Agreement, Party A shall compensate Party B’s loses, and undertake relevant legal responsibilities as well.

14.  This Agreement shall become effective after executed by both parties.

15.  This Agreement shall supercede any prior oral or written communications of the subject matter. In case of any discrepancies, this Agreement shall prevail. Any modifications and amendments made to this Agreement shall be in written and agreed by both parties.

17.  Both parties agree, before its signing of this Agreement, has fully reviewed and understood all provisions of this Agreement.

18.  This Agreement is executed in two originals, each party holds one original.

Party A (Employee):	Party B (Company):

ID Number:	Authorized Signature:

Date:	Date:

3